Exhibit 10.2

                      Extension of Promissory Note Due Date

This Extension of Promissory Note Due Date is made and entered into this 4th day of October 2005 in Pinellas County, Florida by and between OnScreen Technologies, Inc. 200 9th Avenue North, Suite 210, Safety Harbor, Florida 34695, (727) 797-6664 (hereafter "OnScreen(TM)") and CH Capital, Inc., 2414 Southview Drive, Alamo, California 94507;

WHEREAS, the parties hereto, OnScreen Technologies, Inc. (OnScreen(TM)) and CH Capital, Inc. (CH) entered into a monetary loan arrangement whereby CH loaned to OnScreen(TM) the sum of one million five hundred thousand dollars ($1,500,000) that is evidenced by a Promissory Note dated March 28, 2005 (the "Promissory Note");

WHEREAS, the terms of the Promissory Note provide that the principle shall due and payable in one installment on or before the 1st day of October 2005 (hereafter the "Due Date");

WHEREAS, it is the intention of the parties hereto to extend the Due Date.

FOR AND IN CONSIDERATION of the promises, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound, agree as follows:

            7. The recitations as stated above, unless in direct conflict with the covenants hereafter shall be included as a part of this Agreement. In the event of any such direct conflict in terms, then the terms hereafter of this Agreement shall govern.

            8. The Promissory Note is hereby revised by extending the Due Date by one month whereby the entire unpaid principle shall due and payable in one installment on or before the 1st day of November 2005.

            9. The extension is of the term as started above is conditioned on OnScreen(TM) paying to CH the sum of two thousand five hundred dollars ($2,500) on or before October 5, 2005.

            10. All conditions of the Promissory Note not in conflict herewith are hereby ratified and reaffirmed.

            11. Each person signing this Agreement on behalf of the parties hereto represents that he has full and proper legal authority to bind the entity for which he signed this Agreement and that the said entity is fully bound by the terms of this Agreement.

            12.   Time is of the essence in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

OnScreen Technologies, Inc.

By: /s/_______________________________
         Mark R. Chandler, COO/CFO

CH Capital, Inc.

By: /s/_____________________________
         William J. Clough, Esq., President